Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

AmericanWest Bancorporation

We consent to incorporation by reference in this Form S-8 Registration Statement filed March 29, 2006 and in Registration Statement numbers 333-101040, 333-95989, 333-72834, 333-65628, 333-65630, and 333-58511, on Forms S-8 of AmericanWest Bancorporation of our report dated March 8, 2006, relating to the consolidated statement of financial condition of AmericanWest Bancorporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the three years ended December 31, 2005, and in our same report, with respect to AmericanWest Bancorporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in the annual report on Form 10-K of AmericanWest Bancorporation for the year ended December 31, 2005.

/s/ Moss Adams LLP

Everett, Washington

March 29, 2006